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                                                                     Exhibit 4.3

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CLASS A NOTE
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Registered              CUSIP No:
No. R-                  ISIN No.:
                        Common Code:


Unless this Class A Note is presented by an authorised representative of The Depository Trust Company, a New York corporation, ("DTC") to the Trustee (as defined below) or its agent for registration of transfer, exchange or payment, and any Class A Note issued is registered in the name of Cede & Co or in such other name as is requested by an authorised representative of DTC (and any payment is made to Cede & Co or to such other entity as is requested by an authorised representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE OF THE CLASS A NOTE FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL in as much as the registered owner hereof, Cede & Co, has an interest in this Class A Note.

THE PRINCIPAL OF THIS CLASS A NOTE IS PAYABLE IN INSTALMENTS AND MAY BE SUBJECT TO CHARGE-OFFS OR EXCHANGE AS SET FORTH BELOW, THE NOTE TRUST DEED AND IN THE CLASS A NOTE CONDITIONS. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS CLASS A NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE OF THIS CLASS A NOTE.

         PERPETUAL TRUSTEE COMPANY LIMITED (ABN 42 000 001 007)
  (a limited liability company incorporated under the law of New South
                           Wales, Australia)
 in its capacity as trustee ("TRUSTEE") of the Kingfisher Trust 2001-1G
                                  (the "TRUST")

                                  CLASS A NOTE

This Class A Note is issued by the Trustee in an initial aggregate principal amount of US$[ ] (the "CLASS A NOTES") and is:

      (a) constituted by a Note Trust Deed (the "NOTE TRUST DEED") dated May 18, 2001 made between the Trustee, ANZ Capel Court Limited (ABN 30 004 768 807) (the "TRUST MANAGER") and The Bank of New York, New York Branch (the "NOTE TRUSTEE"); and

      (b)   issued subject to, and with the benefit of, amongst other things:

            (i) a Master Trust Deed (the "MASTER TRUST DEED") dated 1 August 2000 made between the Trust Manager and the Trustee as amended by deed dated May 16, 2001;

            (ii) a Supplemental Deed (the "SUPPLEMENTAL DEED") dated May 17, 2001 made between (amongst others) Australia and New Zealand Banking Group Limited (ABN 11 005 357 522), the Trust Manager, the Trustee and P.T. Limited ("SECURITY TRUSTEE");

            (iii) a Global Master Security Trust Deed (the "MASTER SECURITY
                  TRUST DEED") dated May 16, 2001 made between the Trustee, the Trust Manager, the Note Trustee and the Security Trustee;

            (iv) the Agency Agreement ("AGENCY AGREEMENT") dated May 18, 2001 made between the Trustee, the Note Trustee, the Trust Manager, The Bank of New York, New York Branch as Principal Paying Agent, Class A Note Registrar and Calculation Agent, The Bank of New York, London Branch as London Paying Agent;
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            (v)   a Deed of Charge dated May 16, 2001 made between the Trustee, the Security Trustee, the Trust Manager and the Note Trustee;

            (vi)  the Note Trust Deed; and

            (vii) the Class A Note Conditions as set out in the Annexure to this
                  Class A Note (the "CLASS A NOTE CONDITIONS").

Unless defined in this Class A Note, words and phrases defined in, or incorporated in, either or both of the Note Trust Deed and the Class A Note Conditions have the same meaning in this Class A Note. Where there is any inconsistency in a definition between the Note Trust Deed and the Class A Note Conditions, the Note Trust Deed prevails.

The Trustee in its capacity as trustee of the Trust, subject to and in accordance with this Class A Note, the Class A Note Conditions, the Agency Agreement, the Supplemental Deed and the Note Trust Deed, promises to pay to Cede & Co. as the registered holder of this Class A Note, or to registered assigns of this Class A Note, the principal sum of US$[ ] (or such part of that amount as may become repayable under the Class A Note Conditions, the Supplemental Deed and the Note Trust Deed) on such date(s) as the principal sum (or any part of it) becomes repayable in accordance with the Class A Note Conditions, the Supplemental Deed and the Note Trust Deed and to pay interest in arrears on each Payment Date on the Invested Amount of this Class A Note at rates determined in accordance with Condition 6 of the Class A Note Conditions.

If this Class A Note is a Class A Book Entry Note and the Trustee is obliged to issue Class A Definitive Notes under clause 3.4(a) of the Note Trust Deed, this Class A Note will be exchangeable in whole upon its surrender at the offices of the Class A Note Registrar as specified in the Class A Note Conditions or notified to Class A Note Holders from time to time (or such other place as the Note Trustee may agree) for Class A Definitive Notes and the Trustee shall execute and procure that the Note Trustee authenticates and delivers in full exchange for this Class A Note, Class A Definitive Notes in aggregate principal amount equal to the then Invested Amount of this Class A Note subject to and in accordance with clause 3.4(b) of the Note Trust Deed. The Trustee is not obliged to issue Class A Definitive Notes until 30 days after the occurrence of an event set out in clause 3.4(a) of the Note Trust Deed.

The Class A Definitive Notes to be issued on that exchange will be in registered form each in the denomination of US$100,000 or integral multiples thereof. If the Trustee fails to meet its obligations to issue Class A Definitive Notes, this shall be without prejudice to the Trustee's obligations with respect to the Class A Notes under the Note Trust Deed, the Master Trust Deed, the Supplemental Deed, the Agency Agreement and this Class A Note.

Payments of interest on this Class A Note due and payable on each Payment Date, together with the instalment of principal, if any, shall be payable in accordance with Condition 8.1 of the Class A Note Conditions and the Agency Agreement. If this Class A Note is a Class A Book-Entry Note such payments will be made to the nominee of the Depository (initially, such nominee to be Cede & Co.) and each of the persons appearing from time to time in the records of DTC as the holder of a beneficial interest in a Class A Note will be entitled to receive any payment so made in respect of that Class A Note only in accordance with the respective rules and procedures of DTC. Such persons will have no claim directly against the Trustee in respect of payments due on the Class A Notes which must be made by the holder of this Class A Note, for so long as this Class A Note is outstanding.

On any payment of principal and/or interest on the Class A Notes details of that payment shall be endorsed by or on behalf of the Trustee in the Class A Note Register and, in the case of payments of principal, the Invested Amount and the Stated Amount of the Class A Notes shall be reduced for all
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purposes by the amount so paid and endorsed in the Class A Note Register. Any such record shall be prima facie evidence that the payment in question has been made.

This Class A Note shall not become valid for any purpose unless and until the Certificate of Authentication attached has been signed by an Authorised Person or other duly appointed representatives of the Note Trustee.

This Class A Note is governed by, and shall be construed in accordance with, the laws of the New South Wales, Australia.

If this Class A Note is a Class A Book-Entry Note, this Class A Note is a global note.

IN WITNESS the Trustee has caused this Class A Note to be signed manually by a person duly authorised on its behalf.

PERPETUAL TRUSTEE COMPANY LIMITED by:



 .........................................................
Authorised Person/duly appointed representative

IMPORTANT NOTES:

Neither the Trust Manager nor the Trustee is under any obligation at any time to repurchase any Class A Notes from Class A Note Holders.

This Class A Note is not a certificate of title and the Class A Note Register on which these Class A Notes are registered is the only conclusive evidence of the title of the abovementioned person to the Class A Notes.

The Trustee's liability is limited in accordance with Condition 12. The Trustee issues this Class A Note only in its capacity as trustee of the Trust and in no other capacity. A liability arising under or in connection with the Trust under the Master Trust Deed, the Supplemental Deed, the Note Trust Deed, this Class A Note or any other Transaction Document is limited to and can be enforced against the Trustee only to the extent to which it can be satisfied out of the Assets of the Trust out of which the Trustee is actually indemnified for the liability. This limitation of the Trustee's liability will not apply to any obligation or liability of the Trustee to the extent that it is not so satisfied because under any Transaction Document in relation to the Trust or by operation of law there is a reduction in the extent of the Trustee's indemnification out of the Assets of the Trust as a result of any fraud, negligence or wilful default on the part of the Trustee. Subject to the terms of the Transaction Documents, the Trustee will have no liability for any act or omission of the Trust Manager or of any other person.

Transfers of the Class A Notes must be pursuant to the annexed form of assignment and otherwise in accordance with clause 12 of the Agency Agreement.

None of the Trust Manager or Australia and New Zealand Banking Group Limited (the "BANK") as the Seller, Servicer and Custodian, or any other affiliate of the Bank or the Trustee in its personal capacity or as trustee of any other trust guarantees the payment or repayment of any principal, interest or other amounts owing in respect of the Class A Notes.

The Class A Notes do not represent deposits or other liabilities of the Bank. The holding of the Class A Notes is subject to investment risk, including possible delays in payment and loss of income and principal invested. No party to the Transaction Documents for the Trust, or any affiliate of any
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of them, stand in any way behind the capital value and/or performance of the
Class A Notes, or the Assets held by the Trust.

                                   ASSIGNMENT

Social Security or taxpayer I.D., or other identifying number of assignee:

For value received, the undersigned hereby sells, assigns and transfer unto


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(name and address of assignee)
the within Class A Note and all rights thereunder, and hereby irrevocably constitutes and appoints _____________________, attorney to transfer said Class A Note on the books kept for registration thereof, with full power of substitution in the premises.

o_____Dated:                                            *

                                      Signature Guaranteed:

                                      Signatures must be guaranteed by an
                                      "eligible guarantor institution" meeting the requirements of the Class A Note Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Class A Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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* NOTE: The signatures of this assignment must correspond with the name of the registered owner as it appears on the face of the within Class A Note in every particular without alteration, enlargement or any change whatsoever.


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                          CERTIFICATE OF AUTHENTICATION

This Class A Note is authenticated by The Bank of New York, New York Branch as Note Trustee and until so authenticated shall not be valid for any purpose.

THE BANK OF NEW YORK, NEW YORK BRANCH by:

 ...............(sgd.) Laura Shields..........
Authorised Person/duly appointed representative

Dated:   [        ] 2001


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                                      -3-

                                    ANNEXURE

The following, subject to amendments, are the terms and conditions of the Class A Notes, substantially as they will appear on the reverse of any Class A Notes. Class A Notes will initially be issued in book entry form. Class A Notes in definitive form will only be issued in limited circumstances. While the Class A Notes remain in book entry form, the same terms and conditions govern them, except to the extent that they are appropriate only to the Class A Notes in definitive form.

1     GENERAL

      The issue of the US$[ ] Class A Mortgage Backed Floating Rate Notes due 2032 ("CLASS A NOTES"), the A$[ ] Class B Mortgage Backed Floating Rate Notes due 2032 ("CLASS B NOTES") (together the "Notes") by Perpetual Trustee Company Limited, ABN 42 000 001 007, ("PERPETUAL") in its capacity as trustee of the Kingfisher Trust 2001-1G ("TRUST") (Perpetual in such capacity, the "TRUSTEE") was authorized by a resolution of the board of directors of Perpetual passed on or about May 22, 2001.

      The Class A Notes:

            (a) are constituted by the Kingfisher Trust 2001-1G Note Trust Deed ("NOTE TRUST DEED") dated May 18, 2001 made between the Trustee, ANZ Capel Court Limited ("TRUST MANAGER") and The Bank of New York, New York Branch ("NOTE TRUSTEE") as trustee for the several persons who are from time to time the holders of the Class A Notes (each a "CLASS A NOTE HOLDER" and together the "CLASS A NOTE HOLDERS"); and

            (b) are issued subject to, and with the direct or indirect benefit of, amongst other things:

                  (i) a Master Trust Deed ("MASTER TRUST DEED") dated August 1, 2000, as amended by deed dated May 16, 2001, made between the Trust Manager and Perpetual;

                  (ii) a Supplemental Deed ("SUPPLEMENTAL DEED") dated May 17, 2001 made between Australia and New Zealand Banking Group Limited, ABN 11 005 357 522 (generally the "BANK" and in its respective capacities under the Supplemental Deed, the "SELLER", the initial "SERVICER" and the "CUSTODIAN"), the Trust Manager, the Trustee, P.T. Limited, ABN 67 004 454 666 ("SECURITY TRUSTEE") and certain other parties;

                  (iii) a Global Master Security Trust Deed ("MASTER SECURITY
                        TRUST Deed") dated May 16, 2001 made between the Trustee, the Trust Manager, the Note Trustee and the Security Trustee and a Deed of Charge ("Deed of Charge") dated May 16, 2001 between the same parties;

                  (iv) the Note Trust Deed; (v) these terms and conditions ("CLASS A NOTE CONDITIONS"); (vi) the Agency Agreement (as defined below); and

            (c) have certain defined terms, the meanings of which are contained in a Master Definitions Schedule ("DEFINITIONS SCHEDULE") dated August 1, 2000, as amended by deed dated May 16, 2001, made between the Trust Manager, the Trustee and the Security Trustee.
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                                      -4-

      Certain provisions of these Class A Note Conditions (including the definitions herein) are summaries of the Transaction Documents (as defined in CONDITION 3) and are subject to the detailed provisions of the Transaction Documents, a copy of each of which may be inspected as indicated in CONDITION 3.

      Payments of interest and principal, and the calculation of certain amounts and rates, under these Class A Note Conditions in respect of the Class A Notes will be made pursuant to an Agency Agreement ("AGENCY AGREEMENT") dated May 16, 2001 made between the Trustee, the Note Trustee, the Trust Manager, The Bank of New York, New York Branch, as the initial principal paying agent and the calculation agent ("PRINCIPAL PAYING AGENT" and "CALCULATION AGENT") (together with any other paying agent appointed from time to time under the Agency Agreement, "PAYING AGENTS") and as the initial Class A note registrar ("CLASS A NOTE REGISTRAR") and The Bank of New York, London Branch as initial London paying agent.

      The Trustee has entered into two ISDA Master Agreements in relation to currency risk (each a "CURRENCY SWAP AGREEMENT") with Australia and New Zealand Banking Group Limited and Citibank N.A. (each a "CURRENCY SWAP PROVIDER") and the Trust Manager, each together with a schedule and a confirmation relating thereto in respect of the Class A Notes (each such confirmation documenting a "CURRENCY SWAP").

      The Trustee has entered into an ISDA Master Agreement in relation to basis and interest rate risk with Australia and New Zealand Banking Group Limited (the "BASIS SWAP PROVIDER" and the "FIXED RATE SWAP PROVIDER"), together with a schedule and a confirmation relating thereto in respect of the Class A Notes (each such confirmation documenting a "BASIS SWAP" or a "FIXED RATE SWAP").

      The Class A Notes will on issue be listed on the official list of the UK Listing Authority in its capacity as competent authority pursuant to Part IV of the FS Act and admitted to trading by the London Stock Exchange.

      "US$" means the lawful currency for the time being of the United States of America and "A$" means the lawful currency for the time being of the Commonwealth of Australia.

2     INTERPRETATION AND PAYMENT CALCULATIONS

2.1   INTERPRETATION

      In these Class A Note Conditions, unless the context otherwise requires:

      (a) a reference to a party includes that party's executors, administrators, successors, substitutes and assigns, including any person replacing that party by way of novation;

      (b) a reference to any regulation or to any section or provision thereof includes any statutory modification or re-enactment or any statutory provision substituted therefor and all ordinances, by-laws, regulations and other statutory instruments issued thereunder;

      (c) a reference to any document or agreement is a reference to such document or agreement as amended, varied, supplemented or replaced from time to time;
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                                      -5-

      (d)   words importing the singular include the plural (and vice versa);

      (e)   words denoting a given gender include all other genders; and

      (f) headings are for convenience only and do not affect the interpretation of these Class A Note Conditions.

2.2   PAYMENT CALCULATIONS

      Except as expressly provided otherwise in these Class A Note Conditions, all payments in a given currency under these Class A Note Conditions will be rounded down to the nearest cent in that currency and all other calculations and percentages determined hereunder will be rounded down to the nearest 4 decimal places.

3     CLASS A NOTE HOLDERS BOUND

      The Class A Note Holders are bound by, and are deemed to have notice of, all the provisions of the Transaction Documents. A copy of each Transaction Document is available for inspection, upon reasonable prior notice, during normal business hours on New York Business Days at the registered office for the time being of the Note Trustee (which is, at the date of these Class A Note Conditions, 101 Barclay Street, 21W, New York, New York, 10286).

      "TRANSACTION DOCUMENTS" means the Master Trust Deed insofar as it relates to the Trust, the Definitions Schedule insofar as it applies to the Trust, the Notice of Creation of Trust, the Supplemental Deed, each Support Facility, the Master Security Trust Deed insofar as it applies to the Trust, the Deed of Charge, the Underwriting Agreement, the Currency Swap Agreement, the Basis Swap, the Fixed Rate Swap, the Note Trust Deed, each Note, the Master Servicer Deed insofar as it applies to the Trust, the Agency Agreement, the Sale Notice, each Primary Mortgage Insurance Policy, the Pool Insurance Policy, the PMI Guarantee, the RSA Payment Deed, the Mortgage Insurance Premium Policy and any other document which is agreed by the Trust Manager and the Trustee to be a Transaction Document in relation to the Trust.

      "SUPPORT FACILITY", "NOTICE OF CREATION OF TRUST", "MASTER SERVICER DEED" "UNDERWRITING AGREEMENT", "SALE NOTICE", "PRIMARY MORTGAGE INSURANCE POLICY", "POOL INSURANCE POLICY", "PMI GUARANTEE", "RSA PAYMENT DEED" AND "MORTGAGE INSURANCE PREMIUM POLICY" have the same respective meanings as in the Supplemental Deed or the Definitions Schedule, as the case may be.

4     FORM, DENOMINATION AND TITLE OF AND TO, AND THE ISSUE OF
      DEFINITIVE, CLASS A NOTES

4.1   FORM AND DENOMINATION

      The Class A Notes will be issued in registered form, without interest coupons, in minimum denominations of US$100,000 and integral multiples of $US10,000 in excess thereof. The initial principal amount of each Class A Note ("INITIAL INVESTED AMOUNT" in relation to that Class A Note) will be stated on its face.
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4.2   TITLE

      Title to the Class A Notes will only be shown on, and will only pass by registration in, the register ("CLASS A NOTE REGISTER") maintained by the Class A Note Registrar in accordance with the Agency Agreement. Class A Notes may be transferred, or may be exchanged for other Class A Notes in any authorized denominations and a like Invested Amount (as defined in CONDITION 6.4), upon the surrender of the Class A Notes to be transferred or exchanged, duly endorsed with or accompanied by a written instrument of transfer and exchange duly executed (with such execution guaranteed by an "eligible guarantor institution" meeting the requirements of the Class A Note Registrar) and the provision of such other documents as the Class A Note Registrar may reasonably require, to a specified office of the Class A Note Registrar (as set out at the end of these Class A Note Conditions or otherwise notified to Class A Note Holders) subject to and in accordance with the Agency Agreement. No service charge may be made for any transfer or exchange, but the Class A Note Registrar may require payment by the Class A Note Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class A Notes. The Class A Note Registrar need not register transfers or exchanges of Class A Notes for a period of 30 days preceding the due date for any payment with respect to the Class A Notes or for a period, not exceeding 30 days, specified by the Note Trustee prior to any meeting, which includes Class A Note Holders, under the Master Trust Deed or the Master Security Trust Deed, as applicable. The Trustee, the Note Trustee, the Trust Manager, the Calculation Agent and each Paying Agent may accept the correctness of the Class A Note Register and any information provided to it by the Class A Note Registrar and is not required to enquire into its authenticity. None of the Trustee, the Note Trustee, the Trust Manager, the Calculation Agent, any Paying Agent or the Class A Note Registrar is liable for any mistake in the Class A Note Register or in any purported copy except to the extent that the mistake is attributable to its own fraud, gross negligence or willful default.

5 STATUS, SECURITY AND RELATIONSHIP BETWEEN THE CLASS A NOTES AND THE CLASS B NOTES

5.1   STATUS OF THE SECURITIES

      The Class A Notes are direct, secured (as described in CONDITION 5.2) limited recourse (as described in CONDITION 5.3) obligations of the Trustee.

      The Class B Notes are direct, secured, limited recourse, subordinated obligations of the Trustee.

5.2   SECURITY

      The obligations of the Trustee under the Class A Notes are (amongst the other payment obligations of the Trustee comprising the Secured Moneys (as defined below)) secured, pursuant to the Master Security Trust Deed and the Deed of Charge, in favor of the Security Trustee as trustee for the Secured Creditors (as defined below), by a fixed and floating charge ("CHARGE") over all of the assets and property, real and personal (including choses in action and other rights), tangible and intangible, present or future, of the Trust ("SECURED PROPERTY"). The Secured Property includes an equitable interest in certain housing loans, and related mortgages, acquired by the
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                                      -7-

      Trustee from the Seller. The Charge is a first ranking security in respect of the Secured Property.

      "SECURED CREDITORS" and "SECURED MONEYS" have the same respective meanings as in the Deed of Charge.

5.3   LIMITED RECOURSE

      The liability of the Trustee to make interest and principal payments on the Class A Notes is limited, except in certain circumstances described in CONDITION 12, to the assets and property of the Trust available for this purpose in accordance with, and subject to the order of priority of payments in, the Supplemental Deed.

      The net proceeds of realization of the assets and property of the Trust (including following an Event of Default) may be insufficient to pay all amounts due to the Class A Note Holders and any other amounts ranking in priority to or equally with amounts due to the Class A Note Holders. Except in the limited circumstances described in CONDITION 12, the assets of Perpetual held in its personal capacity will not be available for payment of any shortfall arising and all claims in respect of such shortfall will be extinguished. The assets of Perpetual held in its capacity as trustee of any other trust (including any other trust established pursuant to the Master Trust Deed) will not in any circumstances be available to pay any amounts due to Class A Note Holders.

      None of the Bank, the Trust Manager, the Seller, the Fixed Rate Swap Provider, the Basis Swap Provider, the Note Trustee, the Security Trustee, the Principal Paying Agent, the London Paying Agent, the Calculation Agent or any Currency Swap Provider, amongst others, have any obligation to any Class A Note Holder for payment of any amount owed by the Trustee in respect of the Class A Notes.

      "EVENT OF DEFAULT" has the meaning given to it in the Deed of Charge.

5.4   NO PREFERENCE WITHIN THE CLASS A NOTES

      The Class A Notes rank equally and ratably and without any preference or priority among themselves.

5.5   SUBORDINATION OF CLASS B NOTES

      Prior to the occurrence of an Event of Default, the payment of interest in relation to the Class B Notes is subordinated to, amongst other things, the payment of interest on the Class A Notes in accordance with the Supplemental Deed; and the repayment of the principal on the Class B Notes is, to a certain extent, subordinated to, amongst other things, the repayment of the principal on the Class A Notes in accordance with the calculations to be made of the amounts to be paid by the Trustee under the Supplemental Deed (in the case of the Class A Notes, the subordination of the Class B Notes is in respect of the relevant A$ amounts payable by the Trustee to the Currency Swap Providers which in turn will be applied to meet the payment of interest and the repayment of principal on the Class A Notes as explained, respectively, in CONDITIONS 6.9 and 7.2).

      Following the occurrence of an Event of Default, in the distribution of the net proceeds (if any) arising from the enforcement of the Charge, any payment in relation
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                                      -8-

      to the Class B Notes will be subordinated to, amongst other things, payment of all amounts due in relation to the Class A Notes (the amounts owing in respect of the Class A Notes will, for the purposes of determining distributions to, and allocations between, the Class A Note Holders and the Class B Note Holders (together, the "NOTE HOLDERS") and other Secured Creditors, be converted into A$ in accordance with the Master Security Trust Deed).

5.6   THE SECURITIES RANK EQUALLY EXCEPT AS PROVIDED IN THE TRANSACTION
      DOCUMENTS

      The Class A Notes and the Class B Notes enjoy the same rights, entitlements, benefits and restrictions except as expressly provided in the Transaction Documents.

6     INTEREST

6.1   PERIOD OF ACCRUAL

      Each Class A Note accrues interest from (and including) June 4, 2001 ("CLOSING DATE") and ceases to accrue interest on (but excluding) the earliest of:

      (a) the date on which the Stated Amount (as hereinafter defined) of the Class A Note is reduced to zero and all accrued but previously unpaid interest is paid in full (including but not limited to the circumstances described in CONDITIONS 7.3 and 7.4);

      (b) the date on which the Class A Note is redeemed or repaid in full in accordance with CONDITION 7 (other than CONDITION 7.6), unless upon such date, payment is improperly withheld or refused, in which case the Class A Note will continue to bear interest in accordance with this CONDITION 6 (both before and after judgment) until (but excluding) whichever is the earlier of:

            (i) the day on which all sums due in respect of the Class A Note up to that day are received by or on behalf of the Class A Note Holder; and

            (ii) the seventh day after notice is given to the Class A Note Holder (either in accordance with CONDITION 11.1 or individually) that, where required by CONDITION 8.2, such payment will be made, provided that upon such presentation payment is in fact made;

      (c) the date on which the Class A Note is deemed to be redeemed in accordance with CONDITION 7.6;

      (d) the date on which the Class A Note Holder renounces all of its rights to any amounts payable under or in respect of that Class A Note; and

      (e)   the Final Maturity Date (as defined in CONDITION 7.1).

      "STATED AMOUNT" in relation to:

      (a) a Class A Note on any Determination Date means an amount equal to the Initial Invested Amount of that Class A Note less the sum of:

            (i) the aggregate of all amounts previously paid in relation to that Class A Note on account of principal pursuant to CONDITION 7.2(C); less
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                                      -9-

            (ii) the amount to be paid in relation to that Class A Note on account of principal on the next Payment Date pursuant to CONDITION 7.2(C); less

            (iii) the amount of any Principal Charge-Off to be allocated to that
                  Class A Note on that Determination Date which will not be reimbursed on the immediately following Payment Date in accordance with the Supplemental Deed; less

            (iv) (without double counting any Principal Charge-Offs) any Carryover Principal Charge-Offs in respect of that Class A Note which have not been reimbursed on or before the immediately following Payment Date in accordance with the Supplemental Deed; and

      (b) a Class B Note on any Determination Date, has the meaning given to it in the Supplemental Deed.

      "DETERMINATION DATE", "INITIAL INVESTED AMOUNT", "PRINCIPAL CHARGE-OFF" and "CARRYOVER PRINCIPAL CHARGE-OFFS" have the meanings given to those words in the Supplemental Deed.

6.2   INTEREST PERIODS

      The period that a Class A Note accrues interest in accordance with CONDITION 6.1 is divided into periods (each an "INTEREST PERIOD"). The first Interest Period for a Class A Note commences on (and includes) the Closing Date and ends on (but does not include) the first Payment Date thereafter. Each succeeding Interest Period for a Class A Note commences on (and includes) a Payment Date and ends on (but does not include) the next Payment Date. The final Interest Period for a Class A Note ends on (but does not include) the date on which interest ceases to accrue on the Class A Note pursuant to CONDITION 6.1.

      "BUSINESS DAY" means any day (other than a Saturday, a Sunday or a public holiday) on which banks are open for business in Melbourne and Sydney, Australia, London, United Kingdom and New York City, United States of America.

      "PAYMENT DATE" means the 20th day of each of September, December, March and June in each year [(or, if such a day is not a Business Day, the next Business Day)]. The first Payment Date is September 20, 2001 [(or, if that day is not a Business Day, the next Business Day)].

6.3   INTEREST RATE FOR THE CLASS A NOTES

      The rate of interest ("INTEREST RATE") payable from time to time in respect of a Class A Note and an Interest Period is the aggregate of USD-LIBOR-BBA (as hereinafter defined) for that Interest Period and the Margin (as hereinafter defined) in relation to the Class A Note.

      "USD-LIBOR-BBA" for an Interest Period will be calculated by the Calculation Agent in accordance with paragraph (a) (or, if applicable, paragraph (b)) below (subject, in the case of the first Interest Period, to paragraph (c) below):

      (a) on the second Banking Day before the beginning of the Interest Period (a "RATE SET DATE") the Calculation Agent will determine the rate "USD-LIBOR-BBA" as the applicable Floating Rate Option under the Definitions of the International Swaps and Derivatives Association, Inc. ("ISDA") (the "ISDA DEFINITIONS") being the rate applicable to any Interest Period for three-month deposits in US dollars in the London inter-bank market which appears on the Rate Page (as hereinafter defined) as of 11.00am, London time, on the Rate Set Date;

      (b) if such rate does not appear on the Rate Page at that time, the USD-LIBOR-BBA for that Interest Period will be determined as if the Trustee and the Calculation Agent had specified "USD-LIBOR-Reference Banks" as the applicable Floating Rate Option under the ISDA Definitions. For this purpose "USD-LIBOR-Reference Banks" means that the rate for an Interest Period will be determined on the basis of the rates at which deposits in US dollars are offered by the Reference Banks (being four major banks in the London interbank market determined by the Calculation Agent) at approximately 11.00am, London time, on the Rate Set Date to prime banks in the London interbank market for a period of three months commencing on the first day of the Interest Period and in a Representative Amount (as defined in the ISDA Definitions). The Calculation Agent will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the USD-LIBOR-BBA for that Interest Period will be the arithmetic mean of the rates quoted by not less than two major banks in New York City, selected by the Calculation Agent and the Currency Swap Providers, at approximately 11.00am, New York City time, on that Rate Set Date for loans in US dollars to leading European banks for a period of three months commencing on the first day of the Interest Period and in a representative amount. If no such rates are available in New York City, then the USD-LIBOR-BBA for such Interest Period will be the most recently determined rate in accordance with paragraph (a); and

      (c) the USD-LIBOR-BBA for the first Interest Period will be the rate determined by linear interpolation calculated in accordance with paragraph (a) or, if applicable, paragraph (b) above with reference to the duration of the first Interest Period.

      "BANKING DAY" means any day on which banks are open for business in London and New York City, other than a Saturday, a Sunday or a public holiday in London or New York City.

      "RATE PAGE" means Telerate Page 3750 or, if Telerate Page 3750 ceased to quote the relevant rate, such other page, section or part of Telerate as quotes the relevant rate and is selected by the Calculation Agent or, if there is no such page, section or part of such other page, section or part of a different screen information service as quotes the relevant rate selected by the Calculation Agent and approved by the Note Trustee.

      "MARGIN" in relation to a Class A Note means, subject to the following:

      (a) for the period from, and including, the Closing Date to, but excluding, the Payment Date in September 2008, [ ]% per annum; and

      (b) for the period from, and including, the Payment Date in September 2008 to, but excluding, the date on which that Class A Note ceases to accrue interest in accordance with CONDITION 6.1, [ ]% per annum.

      If on or after the Payment Date in September 2008 the Trustee, at the direction of the Trust Manager, proposes to exercise its option to redeem the Notes at their Stated

      Amount in accordance with CONDITION 7.3 on a Payment Date but is unable to do so because, following a meeting of Note Holders convened under the Master Trust Deed by the Trust Manager for this purpose, the Note Holders have not approved by an Extraordinary Resolution (as defined in CONDITION 10.3) the redemption of the Class A Notes at their Stated Amount, then the Margin in relation to each Class A Note from, and including, that Payment Date to, but excluding, the date on which that Class A Note ceases to accrue interest in accordance with CONDITION 6.1, will remain at, or revert to, the Margin applying at the Closing Date.

      There is no maximum or minimum Interest Rate for the Class A Notes.

6.4   CALCULATION OF INTEREST ON THE CLASS A NOTES

      Interest on each Class A Note for an Interest Period (the "INTEREST AMOUNT") is calculated by applying the Interest Rate for that Class A Note for that Interest Period to the Invested Amount of that Class A Note on the first day of the Interest Period (after taking into account any reductions in the Invested Amount of that Class A Note on that day), by then multiplying such product by the actual number of days in the Interest Period divided by 360 and rounding the resultant figure down to the nearest cent.

      If any Interest Amount is not paid on the date when it is due and payable, then such unpaid Interest Amount will accrue interest in accordance with these Class A Note Conditions until paid in full.

      "INVESTED AMOUNT" in relation to a Class A Note means, on any Determination Date, the Initial Invested Amount of that Class A Note less the aggregate of all amounts previously paid, and to be paid on the next Payment Date, in relation to that Class A Note on account of principal pursuant to Condition 7.2(c).

6.5   DETERMINATION OF INTEREST RATE AND INTEREST AMOUNT

      The Calculation Agent will, as soon as practicable after 11.00am (London time or, if applicable, New York City time) on each Rate Set Date, determine the Interest Rate in relation to the Class A Notes, and calculate the Interest Amount, for the immediately succeeding Interest Period in accordance with, respectively, Conditions 6.3 and 6.4. The determination of the Interest Rate, and the calculation of the Interest Amount, by the Calculation Agent in accordance with, respectively, Conditions 6.3 and 6.4 will (in the absence of fraud, gross negligence or willful default) be final and binding upon all parties.

6.6   NOTIFICATION AND PUBLICATION OF INTEREST RATE AND INTEREST AMOUNT

      The Calculation Agent will cause the Interest Rate, the Interest Amount and the Principal Amount (as defined in CONDITION 7.2(C)) for each Interest Period, and the date of the next Payment Date, to be notified to the Trustee, the Trust Manager, the Note Trustee, the Currency Swap Providers, the Paying Agents and the United Kingdom Listing Authority ("UK LISTING AUTHORITY") (for so long as the Class A Notes are listed on the Official List of the UK Listing Authority and admitted to trading by the London Stock Exchange, plc ("LONDON STOCK EXCHANGE")) on or as soon as practical after the Calculation Agent has determined the Interest Rate and calculated the Interest Amount or on such earlier date as the London Stock Exchange or the UK Listing Authority (for so long as the Class A Notes are listed on the Official List of the UK Listing Authority and admitted to trading by the London Stock Exchange) and will cause the same to be published in accordance with CONDITION 11 as soon as possible after that notification. The Interest Amount and the Payment Date may subsequently be amended (or appropriate alternative arrangements made by way of adjustment) without notice in the event of an extension or shortening of the Interest Period. If following the occurrence of an Event of Default (as defined in CONDITION 9.1), the Security Trustee declares in accordance with the Master Security Trust Deed that the Class A Notes are immediately due and payable, the Interest Rate in respect of the Class A Notes will nevertheless continue to be calculated by the Calculation Agent in accordance with this CONDITION 6.6, but no publication of the Interest Rate so calculated needs to be made unless the Note Trustee otherwise requires.

6.7   DETERMINATION OR CALCULATION BY THE NOTE TRUSTEE

      If the Calculation Agent at any time for any reason does not determine the Interest Rate in respect of the Class A Notes, or calculate the Interest Amount, in accordance with this Condition 6, the Note Trustee will do so and each such determination or calculation by the Note Trustee will be as if made by the Calculation Agent. In doing so, the Note Trustee will apply the foregoing provisions of this CONDITION 6, with any necessary consequential amendments, to the extent that it can and in all other respects it will do so in such a manner as it considers to be fair and reasonable in all the circumstances.

6.8   CALCULATION AGENT

      The Trustee will procure that, for so long as any of the Class A Notes remain outstanding, there will at all times be a Calculation Agent. The Trust Manager may, with the prior written approval of the Note Trustee and the Trustee, terminate the appointment of the Calculation Agent at any time by giving not less than 45 days' notice in writing to, amongst others, the Calculation Agent. Notice of that termination will be given by the Trustee to the Class A Note Holders in accordance with CONDITION 11.1. If any person is unable or unwilling to continue to act as the Calculation Agent, or if the appointment of the Calculation Agent is terminated, the Trustee, at the direction of the Trust Manager, will appoint a successor Calculation Agent to act as such in its place, provided that neither the resignation nor removal of the Calculation Agent will take effect:

      (a) until a successor approved by the Note Trustee and the Trustee has been appointed;

      (b) if as a result there would cease to be Agents as required by these Class A Note Conditions; and

      (c) provided further that there must at all times be a Paying Agent in London.

      Notice of the appointment of the successor shall be given by the Trustee to the Class A Note Holders in accordance with CONDITION 11[.1]. The initial Calculation Agent and its specified office are set out at the end of these Class A Note Conditions.

      "AGENT" and "PAYING AGENT" have the meanings given to them in the Definitions Schedule.

6.9   PAYMENT OF THE INTEREST AMOUNT

      The Interest Amount for each Interest Period in relation to a Class A Note is payable in arrears in US$ on the relevant Payment Date. On each Payment Date prior to the occurrence of an Event of Default, the Trustee must (on the direction of the Trust Manager):

      (a) to the extent that there are funds available for this purpose in accordance with the Supplemental Deed pay, in accordance with the directions of the Trust Manager, the A$ Class A Interest Amount (defined below) in relation to that Payment Date to the Currency Swap Providers in accordance with each Currency Swap;

      (b) to the extent of the payment received under paragraph (a) above, direct each Currency Swap Provider to pay the interest due on the Class A Notes on each Payment Date to the Paying Agents in accordance with the Agency Agreement and each Currency Swap; and

      (c) direct the Principal Paying Agent to pay the interest due on the Class A Notes from the amounts received from the Currency Swap Providers ratably amongst the Class A Notes based on their Invested Amounts towards the Interest Amount in relation to each Class A Note in relation to the relevant Interest Period in accordance with, and subject to, these Class A Note Conditions and the Agency Agreement.

      "A$ CLASS A INTEREST AMOUNT" has the same meaning as in the Supplemental Deed.

7     REDEMPTION

7.1   FINAL REDEMPTION OF THE CLASS A NOTES

      Unless previously redeemed (or deemed to be redeemed) in full, the Trustee will redeem the Class A Notes at their then Stated Amount, together with all then accrued but unpaid interest, on the Payment Date occurring in September 2032 ("FINAL MATURITY DATE").

7.2   PART REDEMPTION OF CLASS A NOTES

       Subject to CONDITIONS 7.3, 7.4 and 7.6, on each Payment Date prior to the occurrence of an Event of Default, until the Stated Amount of the Class A Notes, together with all then accrued but unpaid interest, is reduced to zero, the Trustee must (on the direction of the Trust Manager):

      (a) pay, in accordance with the directions of the Trust Manager, the A$ Class A Principal (if any) payable in relation to that Payment Date to the Currency Swap Providers in accordance with each Currency Swap;

      (b) to the extent of the payment received under paragraph (a) above, direct each Currency Swap Provider to pay on each Payment Date to the Paying Agents in accordance with the Agency Agreement the US$ equivalent of the amount of the A$ Class A Principal (such US$ equivalent of the A$ Class A Principal Amount being the "CLASS A PRINCIPAL AMOUNT") received by the Currency Swap Providers from the Trustee on that Payment Date; and

      (c) direct the Principal Paying Agent to pay the Class A Principal Amount from the amounts received from the Currency Swap Providers ratably amongst the Class A Notes towards the repayment of the Stated Amount of the Class A Notes in accordance with, and subject to, these Class A Note Conditions and the Agency Agreement ("PRINCIPAL AMOUNT"). Such a payment towards the Stated Amount on a Class A Note will constitute a redemption of the Class A Note in part to the extent of such repayment and, upon such repayment, the obligations of the Trustee with respect to the Class A Note will be discharged to the extent of such repayment.

      "A$ CLASS A PRINCIPAL" has the same meaning as in the Supplemental Deed.

7.3   CALL OPTION

      The Trustee will, subject to the other provisions of this CONDITION 7, when directed by the Trust Manager (at the Trust Manager's option), redeem all, but not some only, of the Notes at their then Invested Amount, subject to the following, together with all accrued but unpaid interest in respect of the Notes to (but excluding) the date of redemption, on any Payment Date falling on or after the earlier of:

      (a)   the Payment Date falling in September 2008; and

      (b) the Payment Date on which the aggregate Outstanding Balance of all Housing Loans referable to the Purchased Receivables (calculated as at the end of the immediately preceding Collection Period) is less than 10% of the aggregate Outstanding Balance of all Housing Loans referable to the Purchased Receivables on the Closing Date, each a "CALL OPTION DATE".

      Notwithstanding the foregoing, the Trustee may redeem the Notes at their Stated Amount on a Call Option Date, instead of at their Invested Amount, together with accrued but unpaid interest in respect of the Notes to (but excluding) the date of redemption, if so approved by an Extraordinary Resolution (as defined in CONDITION 10.3) of the Note Holders.

      However, the Trustee will not redeem the Notes unless it is in a position on the relevant Payment Date to repay the then Invested Amounts or the Stated Amounts, as required, of the Notes together with all accrued but unpaid interest to (but excluding) the date of redemption and to discharge all its liabilities in respect of amounts which are required under the Master Security Trust Deed and the Supplemental Deed to be paid in priority to or equally with the Notes as if the Deed of Charge in respect of the Trust were enforced.

      The Trustee will give not more than 60 nor less than 45 days' notice (which will be irrevocable) of the Payment Date on which a proposed redemption under this CONDITION 7.3 will occur to the Seller, the Note Trustee, the Principal Paying Agent, the Class A Note Registrar, the Calculation Agent and the Class A Note Holders in accordance with CONDITION 11.1.

      "OUTSTANDING BALANCE", "COLLECTION PERIOD", "PURCHASED RECEIVABLES" and "HOUSING LOANS" have the same respective meanings given to them in the Definitions Schedule.

7.4   REDEMPTION FOR TAXATION OR OTHER REASONS

      If the Trust Manager satisfies the Trustee and the Note Trustee immediately prior to giving the direction referred to below that by virtue of a change in law of the Commonwealth of Australia or any of its political subdivisions or any of its authorities or any other jurisdiction to which the Trustee becomes subject (a "RELEVANT JURISDICTION") or a change in the application or official interpretation thereof, from that in effect on the Closing Date, either:

      (a) on the next Payment Date the Trustee will be required to deduct or withhold from any payment of principal or interest in respect of the Notes including corresponding payments under any Currency Swap, any amount for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by a Relevant Jurisdiction; or

      (b) on the next Payment Date the total amount payable in respect of interest in relation to any of the Housing Loans for a Collection Period ceases to be receivable (whether or not actually received) by the Trustee by reason of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by a Relevant Jurisdiction, and, in each case, such obligation cannot be avoided by the Trustee taking reasonable measures available to it, the Trustee must, when so directed by the Trust Manager (at the Trust Manager's option), redeem all, but not some only, of the Notes on any subsequent Payment Date at their then Invested Amount (without double counting), subject to the following, together with accrued but unpaid interest in respect of the Notes to (but excluding) the date of redemption. Notwithstanding the foregoing, the Trustee may redeem the Notes at their Stated Amount, instead of at their Invested Amount (without double counting), together with accrued but unpaid interest in respect of the Notes to (but excluding) the date of redemption, if so approved by an Extraordinary Resolution (as defined in CONDITION 10.3) of the Note Holders.

      The Trust Manager will not direct the Trustee to, and the Trustee will not, so redeem the Notes unless the Trustee is in a position on such Payment Date to repay in respect of the Notes their then Invested Amount or Stated Amount (without double counting), as required, together with all accrued but unpaid interest to (but excluding) the date of redemption and to discharge all its liabilities in respect of amounts which are required under the Master Security Trust Deed and the Supplemental Deed to be paid in priority to or equally with the Notes as if the Deed of Charge in respect of the Trust was enforced.

      The Trustee will give not more than 60 nor less than 45 days' notice (which will be irrevocable) of the Payment Date on which a proposed redemption under this CONDITION 7.4 will occur to the Note Trustee, the Seller, the Principal Paying Agent, the Class A Note Registrar, the Calculation Agent and the Class A Note Holders in accordance with CONDITION 11.1.

      If an event referred to in paragraph (a) of this CONDITION 7.4 occurs in respect of only the Class A Notes (and not any other Notes) and as a result thereof the Trustee gives notice in accordance with this CONDITION
      7.4 that it proposes to redeem all of the Notes on the Payment Date referred to in that notice, the Class A Note Holders may by an Extraordinary Resolution (as defined in CONDITION 10.3) in accordance with the Note Trust Deed elect that they do not require the Trustee to redeem the Notes. If the Class A Note Holders make such an election they (or the Note Trustee on their behalf) must notify the Trustee and the Trust Manager not less than 21 days before the proposed Payment Date for the redemption of the Notes. Upon receipt of such a notice, the Trustee must not so redeem the Notes.

7.5   CERTIFICATION

      For the purpose of any redemption made under CONDITION 7.3 or 7.4, the Trustee and the Note Trustee may rely on any certificate of an Authorized Officer (as defined in the Definitions Schedule) of the Trust Manager that the Trustee will be in a position to repay in respect of the Class A Notes their then Invested Amount or Stated Amount, as applicable, together with all accrued but unpaid interest to (but excluding) the date of redemption and to discharge all its liabilities in respect of amounts required under the Master Security Trust Deed and the Supplemental Deed to be paid in priority to or equally with the Class A Notes as if the Deed of Charge in respect of the Trust was enforced.

7.6   REDEMPTION ON FINAL PAYMENT

      Upon a final distribution being made in respect of the Class A Notes under these Class A Note Conditions or clause 15.18 of the Supplemental Deed, the Class A Notes will thereupon be deemed to be redeemed and discharged in full and any obligation to pay any accrued but then unpaid Interest Amount or any then unpaid Invested Amount, Stated Amount or other amounts in relation to the Class A Notes will be extinguished in full.

7.7   CANCELLATION

      All Class A Notes redeemed in full (or deemed to be redeemed in full) pursuant to these Class A Note Conditions will be cancelled and may not be resold or reissued.

7.8   NO PAYMENT IN EXCESS OF STATED AMOUNT

      Subject to CONDITIONS 7.3 and 7.4, no amount of principal will be paid in respect of a Class A Note in excess of the Stated Amount of the Class A Note.

7.9   CALCULATION OF CLASS A PRINCIPAL AMOUNTS, STATED AMOUNTS AND

      OTHER AMOUNTS

      (a)   On each Determination Date, the Trust Manager will determine:

            (i) the amount of any Class A Principal Amount payable in respect of each Class A Note on the Payment Date;

            (ii) the Stated Amount and Invested Amount of each Class A Note as at the first day of the Interest Period commencing on the Payment Date (after deduction of any Class A Principal Amounts due to be paid in respect of such Class A Notes on that Payment Date and after making any other adjustment to the Stated Amount or the Invested Amount (as the case may be) of the Class A Note in accordance with these Class A Note Conditions on or with effect from that Payment Date); and

            (iii) the amount of the interest payment to be made on the Payment
                  Date applicable to each Class A Note.

      (b) The Trust Manager will notify the Trustee, the Note Trustee, the Principal Paying Agent, the Calculation Agent, the Class A Note Registrar and the UK Listing Authority (for so long as the Class A Notes are listed on the Official List of the UK Listing Authority and admitted to trading by the London Stock Exchange) as soon as practical (and in any event by not later than two Business Days prior to the Payment Date or on such earlier date as the UK Listing Authority may require (for so long as the Class A Notes are listed on the London Stock Exchange)) of each determination of an amount or percentage referred to in CONDITION 7.9(A) and will cause details of each of those determinations to be published in accordance with CONDITION 11.2 as soon as practical after that notification. If no Class A Principal Amount is due to be paid on the Class A Notes on any Payment Date the Trust Manager will cause a notice to be given in accordance with CONDITION 11.2 as soon as practicable (and in any event by no later than the relevant Payment Date).

      (c) If the Trust Manager does not at any time for any reason make one or more of the determinations referred to in CONDITION 7.9(A), the Calculation Agent (or, failing the Calculation Agent, the Note Trustee) must make such determinations in accordance with this Condition 7.9 (but based on the information in its possession) and each such determination will be deemed to have been made by the Trust Manager.

8     PAYMENTS

8.1   METHOD OF PAYMENT

      Any installment on account of interest or principal payable on any Class A Note which is punctually paid or duly provided for by or on behalf of or at the direction of the Trustee to the Paying Agents on the applicable Payment Date shall be paid to the person in whose name such Class A Note is registered on the relevant Record Date (as defined below), by wire transfer in immediately available funds to the account designated by such person or, if such person so requests in writing, by cheque mailed first-class, postage prepaid, to such person's address as it appears on the Class A Note Register on such Record Date.

      "RECORD DATE" in relation to a Payment Date or any other date for any payment to be made in respect of a Class A Note means the date which is 2 Business Days before a Payment Date.

8.2   SURRENDER ON FINAL PAYMENT

      Prior to a final distribution being made in respect of the Class A Notes under clause 15 of the Supplemental Deed, the Note Trustee must notify the Class A Note Holders on the relevant Record Date of the date upon which the Note Trustee expects that final distribution to be made and specify that such final distribution will be payable only upon surrender of the relevant Class A Note to a Paying Agent at its specified office. No such final distribution will be made other than upon the surrender of the relevant Class A Notes and none of the Trustee, the Note Trustee, the Security Trustee or any Paying Agent will be liable to pay any additional amount to any Class A Note Holder as a result of any delay in payment due to a Class A Note not having been surrendered in accordance with this CONDITION 8.2.

8.3   PAYING AGENTS

      The initial Paying Agents and their respective specified offices are set out at the end of these Class A Note Conditions.

      The Trustee, at the direction of the Trust Manager, may, with the prior written approval of the Note Trustee, terminate the appointment of any Paying Agent in accordance with the Agency Agreement and appoint additional or other Paying Agents, provided that:

      (a)   it will at all times maintain a Paying Agent in London; and

      (b) notice of any termination or appointment of a Paying Agent or of any change in the office through which any Paying Agent will act will be given to the Class A Note Holders in accordance with CONDITION 11.1.

8.4   TAXATION

      All payments in respect of the Class A Notes will be made without withholding or deduction for, or on account of, any present or future taxes, duties or charges of whatsoever nature unless the Trustee or any Paying Agent is required by any applicable law to make such a withholding or deduction. In that event the Trustee or that Paying Agent (as the case may be) will, after making such withholding or deduction, account to the relevant authorities for the amount so required to be withheld or deducted. Neither the Trustee nor any Paying Agent nor the Note Trustee will be obliged to make any additional payments in respect of the relevant Class A Notes in relation to the withholding or deduction. Immediately after becoming aware that such a withholding or deduction is or will be required, the Trustee will notify the Note Trustee, the Principal Paying Agent and the Class A Note Holders in accordance with CONDITION 11.1, thereof.

8.5   PRESCRIPTION

      A Class A Note will become void in its entirety unless surrendered for payment within a period of 10 years from the Relevant Date in respect of any payment of principal or interest thereon, the effect of which will be to reduce the Stated Amount of, and all accrued but unpaid interest on, that Class A Note to zero. After the date on which a Class A Note becomes void in its entirety, no claim can be made in respect of it.

      "RELEVANT DATE" in respect of a Class A Note means the date on which a payment in respect thereof first becomes due or, if the full amount of the moneys payable in respect of the Class A Notes which is due on or before that date has not been duly received by the Principal Paying Agent or the Note Trustee on or prior to such date, the date on which the full amount of such moneys having been so received.

8.6   NOTIFY LATE PAYMENTS

      In the event of the unconditional payment to the Principal Paying Agent or the Note Trustee of any sum due in respect of the Class A Notes or any of them being made after the due date for payment thereof, the Trustee will promptly upon request by the Note Trustee forthwith give or procure to be given notice to the Class A Note Holders in accordance with CONDITION 11.1 that such payment has been made.

8.7   ROUNDING OF PAYMENTS

      All payments made to Class A Note Holders will be rounded down to the nearest cent.

9     ENFORCEMENT FOLLOWING OCCURRENCE OF AN EVENT OF DEFAULT

9.1   ENFORCEMENT

      The Master Security Trust Deed provides that at any time after the Security Trustee becomes actually aware of the occurrence of an Event of Default, the Security Trustee will (subject to CONDITION 10.4 and subject to being appropriately indemnified), if so directed by an Extraordinary Resolution of the Voting Secured Creditors, declare the Notes immediately due and payable (in which case, subject to CONDITION 12, the Stated Amount of, and all accrued but unpaid interest in relation to, the Class A Notes will become immediately due and payable) and enforce the Charge.

      Subject to being indemnified in accordance with the Master Security Trust Deed and to the provisions of CONDITION 9.2, the Security Trustee will take all action necessary to give effect to any direction in accordance with the foregoing and will comply with all such directions.

      "VOTING SECURED CREDITOR" has the meaning given to it in the Definitions Schedule.

9.2   SECURITY TRUSTEE MAY ENFORCE CHARGE WITHOUT DIRECTION

      After the Security Trustee becomes actually aware of the occurrence of an Event of Default, the Security Trustee must not enforce the Deed of Charge in accordance with the Master Security Trust Deed without an Extraordinary Resolution of the Voting Secured Creditors unless, in the opinion of the Security Trustee, the delay required to obtain the consent of the Voting Secured Creditors would be prejudicial to the interests of those Voting Secured Creditors.

9.3   PRIORITY OF PAYMENTS FROM PROCEEDS FROM THE ENFORCEMENT OF THE
      CHARGE

      Following the enforcement of the Charge, all moneys received in connection with the Master Security Trust Deed and the Charge by the Security Trustee or by any receiver appointed in relation to the Secured Property pursuant to the provisions of the Master Security Trust Deed and the Deed of Charge are to be applied, subject to the Master Security Trust Deed, in accordance with the order of priority contained in the Supplemental Deed.

9.4   SECURITY TRUSTEE AND NOTE TRUSTEE NOT LIABLE FOR LOSS ON
      ENFORCEMENT

      Except in the case of fraud, gross negligence or willful default (and, in the case of the Note Trustee, subject to the mandatory provisions of the Trust Indenture Act), neither the Note Trustee nor the Security Trustee is liable for any decline in the value, nor any loss realized upon any sale or other disposition made under the Master Security Trust Deed and the Deed of Charge, of any Secured Property or any other property which is charged to the Security Trustee by any other person in respect of or relating to the obligations of the Trustee or any third party in respect of the Trustee or the Class A Notes or relating in any way to the Secured Property. Without limitation, neither the Note Trustee nor the Security Trustee will be liable for any such decline or loss directly or indirectly arising from its acting, or failing to act, as a consequence of an opinion reached by it which, in the case of the Note Trustee, is based in good faith on advice received by it in accordance with the applicable requirements of the Note Trust Deed (and the Trust Indenture Act) or the Master Security Trust Deed, as the case may be. In respect of the Security Trustee only, the Security Trustee is not liable for any omission, delay or mistake or any loss or irregularity in or about the exercise, attempted exercise, non-exercise or purported exercise of any of its powers under the Master Security Trust Deed or the Deed of Charge except to the extent caused or contributed to by any fraud, gross negligence or willful default on the part of the Security Trustee.

      "TRUST INDENTURE ACT" means the Trust Indenture Act 1939 of the United States of America as in force at the date of the Note Trust Deed.

9.5 DIRECTIONS FROM CLASS A NOTE HOLDERS TO NOTE TRUSTEE FOLLOWING EVENT OF DEFAULT

       If an Event of Default has occurred and is known to the Note Trustee, the Note Trustee must:

      (a) notify each Class A Note Holder of the Event of Default within 10 days (or such shorter period as may be required by the rules of the UK Listing Authority or the London Stock Exchange, for so long as the Class A Notes are listed onthe Official List of the UK Listing Authority and admitted to trading by the London Stock Exchange, or the rules of any other stock exchange, competent listing authority and/or quotation system on or by which the Class A Notes are listed) after the occurrence of the Event of Default, provided that, except in the case of a default in payment of principal or interest on any Class A Note, the Note Trustee may withhold such notice if and so long as the board of directors, the executive committee or a trust committee of its directors and/or its authorized officers under the Note Trust Deed in good faith determine that withholding the notice is in the interest of the Class A Note Holders;

      (b) if a meeting of Voting Secured Creditors is to be held under the Master Security Trust Deed, determine whether it proposes to seek directions from the Class A Note Holders as to how to vote at that meeting and, if so, whether it proposes to instruct the Security Trustee to delay the holding of that meeting while it obtains such directions from the Class A Note Holders; and

      (c) vote at any meeting of Voting Secured Creditors held under the Master Security Trust Deed.

      In acting in accordance with the directions of the Class A Note Holders, the Note Trustee must exercise its votes for or against any proposal to be put to a meeting of Voting Secured Creditors under the Master Security Trust Deed in the same proportion as that of the aggregate Invested Amounts of the Class A Notes held by Class A Note Holders who have directed the Note Trustee to vote for or against such a proposal.

      If any of the Class A Notes remain outstanding and are due and payable otherwise than by reason of a default in payment of any amount due on the Class A Notes, the Note Trustee must not vote at a meeting of Voting Secured Creditors under the Master Security Trust Deed to, or otherwise direct the Security Trustee to, dispose of the Secured Property unless:

      (a) a sufficient amount would be realized to discharge in full all amounts owing to the Class A Note Holders in respect of the Class A Notes and any other amounts owing by the Trustee to any other person ranking in priority to or with the Class A Notes; or

      (b) the Note Trustee is of the opinion, reached after considering at any time and from time to time the advice of a merchant bank or other financial adviser selected by the Note Trustee, that the cash flow receivable by the Trustee (or the Security Trustee under the Master Security Trust Deed) will not (or that there is a significant risk that it will not) be sufficient, having regard to any other relevant actual, contingent or prospective liabilities of the Trustee, to discharge in full in due course all the amounts referred to in paragraph (a).

      The Note Trustee need not do anything to find out if an Event of Default has occurred. Until it has actual knowledge or express notice to the contrary, the Note Trustee may assume that no such event has occurred and that the Trustee and each other party to the Transaction Documents is performing all its obligations under the Note Trust Deed and the Class A Notes.

9.6   ONLY SECURITY TRUSTEE MAY ENFORCE CHARGE

      Only the Security Trustee may enforce the Charge and neither the Note Trustee nor any Class A Note Holder (nor any other Secured Creditor) is entitled to proceed directly against the Trustee to enforce the performance of any of the provisions of the Deed of Charge, Master Security Trust Deed, the Class A Notes or these conditions, except as provided for in the Master Security Trust Deed, the Note Trust Deed, the Master Trust Deed and the Supplemental Deed. The Security Trustee is not required to act in relation to the enforcement of the Charge unless its liability is limited in a manner reasonably satisfactory to it or, if required by the Security Trustee (in its absolute discretion), it is adequately indemnified from the Secured Property or the Security Trustee receives from the Voting Secured Creditors an indemnity in a form reasonably satisfactory to the Security Trustee (which may be by way of an Extraordinary Resolution of the Voting Secured Creditors) and is put in funds to the extent necessary.

9.7   EXERCISE OF CLASS A NOTE HOLDER RIGHTS BY NOTE TRUSTEE

      The rights, remedies and discretions of the Class A Note Holders under the Note Trust Deed and the Master Security Trust Deed, including all rights to vote or to give an instruction or consent, can only be exercised by the Note Trustee on behalf of the Class A Note Holders in accordance with the Note Trust Deed and the Master Security Trust Deed. The Security Trustee may rely on any instructions or directions given to it by the Note Trustee as being given on behalf of the Class A Note Holders from time to time and need not inquire whether any such instructions or directions are in accordance with the Note Trust Deed, whether the Note Trustee or the Class A Note

      Holders from time to time have complied with any requirements under the Note Trust Deed or as to the reasonableness or otherwise of the Note Trustee.

10 MEETINGS OF VOTING SECURED CREDITORS, DIRECTIONS OF CLASS A NOTE HOLDERS, MODIFICATIONS, CONSENTS, WAIVERS AND INDEMNITIES

10.1  MEETINGS OF VOTING SECURED CREDITORS

      The Master Security Trust Deed contains provisions for convening meetings of the Voting Secured Creditors to, among other things, enable the Voting Secured Creditors to direct or consent to the Security Trustee taking or not taking certain actions under the Master Security Trust Deed; for example to enable the Voting Secured Creditors, following the occurrence of an Event of Default, to direct the Security Trustee to declare the Class A Notes immediately due and payable and/or to enforce the Charge.

10.2  DIRECTIONS OF CLASS A NOTE HOLDERS

      Under the Note Trust Deed the Note Trustee may seek directions from the Class A Note Holders from time to time, including following the occurrence of an Event of Default. The Note Trustee shall not be responsible for having acted in good faith on a resolution purporting to have been passed at a meeting of Class A Note Holders in respect of which minutes have been made and signed even if it is later found that there was a defect in the constitution of the meeting or the passing of the resolution or that the resolution was not valid or binding on the Class A Note Holders.

      If the Note Trustee is entitled under the Master Trust Deed or the Master Security Trust Deed to vote at any meeting on behalf of Class A Note Holders, the Note Trustee must vote in accordance with the directions of the Class A Note Holders and otherwise in its absolute discretion. In acting in accordance with the directions of Class A Note Holders, the Note Trustee must exercise its votes for or against any proposal to be put to a meeting in the same proportion as that of the aggregate Invested Amounts of the Class A Notes held by Class A Note Holders who have directed the Note Trustee to vote for or against that proposal.

10.3  AMENDMENTS TO NOTE TRUST DEED AND CLASS A NOTES

      Pursuant, and subject, to the Note Trust Deed and subject to any approval required by law, the Note Trustee, the Trust Manager and the Trustee may together agree, without the consent or sanction of any Class A Note Holder, by way of supplemental deed to alter, add to or modify (each a "MODIFICATION") any provision of the Note Trust Deed or the Class A Notes (including these Class A Note Conditions) so long as such alteration, addition or modification is not a Payment Modification (as defined below) and such modification in the opinion of the Note Trustee:

      (a) is necessary or expedient to comply with the provisions of any statute or with the requirements of any governmental agency;

      (b) is made to correct a manifest error or ambiguity, or is to correct inconsistency between the provisions of any Transaction Document and the description of the provisions thereof in the related prospectus, or is of a formal, technical or administrative nature only;

      (c) is appropriate or expedient as a consequence of an amendment to any statute or altered requirements of any governmental agency or any decision of any court (including, without limitation, an alteration, addition or modification which is in the opinion of the Note Trustee appropriate or expedient as a consequence of the enactment of a statute or an amendment to any statute or ruling by the Australian Commissioner or Deputy Commissioner of Taxation or any governmental announcement or statement or any decision of any court, in any case which has or may have the effect of altering the manner or basis of taxation of trusts generally or of trusts similar to the Trust or the trust constituted under the Note Trust Deed); or

      (d) and the Note Trustee and the Trustee is otherwise desirable for any reason and:

            (i) is not in the opinion of the Note Trustee likely, upon coming into effect, to be materially prejudicial to the interests of Class A Note Holders; or

            (ii) if it is in the opinion of the Note Trustee likely, upon coming into effect, to be materially prejudicial to the interests of Class A Note Holders, the consent of an Extraordinary Resolution of the Class A Note Holders to the alteration, addition or resolution has been obtained. For the purpose of determining whether there has been an Extraordinary Resolution of the Class A Note Holders consenting to an alteration, addition or revocation, Class A Notes which are beneficially owned by the Trustee or the Trust Manager or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Trustee or the Trust Manager, shall be disregarded.

      The Trust Manager must give the Designated Rating Agencies (as defined in the Supplemental Deed) 5 Business Days' prior notice of any such modification. The Note Trustee will be entitled to assume that any proposed modification, other than a Payment Modification, will not be materially prejudicial to the interest of Class A Note Holders if each of the Designated Rating Agencies confirms in writing that if the modification is effected this will not lead to a reduction, qualification or withdrawal of the then current rating given to the Class A Notes by that Designated Rating Agency.

      Pursuant to the Note Trust Deed, the Note Trustee may concur with the Trustee and the Trust Manager in making or effecting any Payment Modification if and only if the consent has first been obtained of each Class A Note Holder to such Payment Modification.

      Any supplemental deed that effects any such modifications must conform to the requirements of the Trust Indenture Act and copies of any such supplemental deed must be distributed by the Trustee to the Class A Note Holders in accordance with CONDITION 11.1 as soon as reasonably practicable after the modifications have been made.

      "PAYMENT MODIFICATION" means any alteration, addition or revocation of any provision of the Transaction Documents or the Class A Notes (including the Class A Note Conditions) which modifies:

      (a) the amount, timing, place, currency or manner of payment of principal or interest in respect of the Class A Notes including, without limitation, any modification to the Stated Amount, Invested Amount, Interest Rate or Final Maturity Date in respect of the Class A Notes or to CONDITIONS 6.9 and 7.2 or which would impair the rights of Class A Note Holders to institute suit for enforcement of such payment on or after the due date for such payment;

      (b) the definition of the term "Extraordinary Resolution" (insofar as it relates to any Notes or any class of Notes, clause 6.1 of the Note Trust Deed or the circumstances in which the consent or direction of an Extraordinary Resolution of Class A Note Holders is required;

      (c)   clause 15.18 of the Supplemental Deed; or

      (d) the requirements for altering, adding to or revoking any provision of the Note Trust Deed or the Class A Notes (including the Class A Note Conditions).

      "EXTRAORDINARY RESOLUTION" has the meaning given in the Definitions Schedule.

10.4  WAIVERS, ETC.

      The Security Trustee may, in accordance with the Master Security Trust Deed and without the consent or sanction of the Voting Secured Creditors (but not in contravention of an Extraordinary Resolution of the Voting Secured Creditors), waive or ignore any breach or proposed breach or determine that any event that would otherwise be an Event of Default will not be treated as such if such action, in its opinion will not be prejudicial to the interests of the Secured Creditors.

      The Note Trustee may, without the consent of the Class A Note Holders and without prejudice to its rights in respect of any subsequent breach, from time to time and at any time, if in its opinion the interests of the Class A Note Holders will not be materially prejudiced thereby, waive or authorize, on such terms as seem expedient to it, any breach or proposed breach by the Trustee of the Note Trust Deed or these Class A Note Conditions provided that the Note Trustee shall not do so in contravention of an express direction given by an Extraordinary Resolution or a request made pursuant to Condition 10.1. No such direction or request will affect a previous waiver, authorization or determination. Any such waiver, authorization or determination shall be binding on the Class A Note Holders and, if the Note Trustee so requires, will be notified to the Class A Note Holders as soon as practicable.

10.5  INDEMNIFICATION AND EXONERATION OF THE NOTE TRUSTEE AND THE
      SECURITY TRUSTEE

      The Note Trust Deed and the Master Security Trust Deed contain provisions for the indemnification of the Note Trustee and the Security Trustee (respectively) and for their relief from responsibility, including provisions relieving them from taking proceedings to realize the security and to obtain repayment of the Class A Notes unless indemnified to their satisfaction. Each of the Note Trustee and the Security Trustee is entitled, subject in the case of the Note Trustee to the mandatory provisions of the Trust Indenture Act, to enter into business transactions with the Trustee and/or any other party to the Transaction Documents without accounting for any profit resulting from such transactions.

      Subject to the mandatory provisions of the Trust Indenture Act, the Note Trustee shall not be responsible for any loss, expense or liability occasioned to the Secured Property or any other property or in respect of all or any of the moneys which may stand to the credit of the Collection Account (as defined in the Supplemental Deed) from time to time however caused (including, without limitation, where caused by an act or omission of the Security Trustee) unless that loss is occasioned by the fraud, gross negligence or willful default of the Note Trustee. The Security Trustee is not, nor is any receiver appointed in relation to the Secured Property pursuant to the provisions of the Master Security Trust Deed, liable or otherwise accountable for any omission, delay or mistake or any loss or irregularity in or about the exercise, attempted exercise, non-exercise or purported exercise of any of the powers of the Security Trustee or of the receiver under the Master Security Trust Deed except for fraud, gross negligence or willful default.

      Except in the case of fraud, gross negligence (except as specifically provided in the Trust Indenture Act) or willful default, and subject to the mandatory provisions of the Trust Indenture Act, the Note Trustee may act on the opinion or advice of, or information obtained from, any expert (including any lawyer, valuer, banker, broker, accountant, credit rating agency or lead manager) and shall not be responsible to anyone for any loss occasioned by so acting to the extent it complies with any applicable requirements of the Note Trust Deed or the Trust Indenture Act.

      Any such opinion, advice or information may be sent or obtained by letter, telex or facsimile transmission and the Note Trustee will not be liable to any Class A Note Holder, amongst others, for acting in good faith on any opinion, advice or information purporting to be conveyed by such means even if it contains some error which is not a manifest error or is not authentic.

11    NOTICES

11.1  GENERAL

      Subject to CONDITION 11.2, all notices, other than notices given in accordance with the following paragraph and CONDITION 11.3, to Class A Note Holders will be deemed given if in writing and mailed, first-class, postage prepaid to each Class A Note Holder, at his or her address as it appears on the Class A Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Class A Note Holders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Class A Note Holder will affect the sufficiency of such notice with respect to other Class A Note Holders, and any notice that is mailed in the manner herein provided will conclusively be presumed to have been duly given.

      A notice may be waived in writing by the relevant Class A Note Holder, either before or after the event, and such waiver will be the equivalent of such notice. Waivers of notice by Class A Note Holders will be filed with the Note Trustee but such filing will not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

      Any such notice will be deemed to have been given on the date such notice is deposited in the mail.

      In case, by reason of the suspension of regular mail services as a result of a strike, work stoppage or similar activity, it is impractical to mail notice of any event to Class

      A Note Holders when such notice is required to be given, then any manner of giving such notice as the Trustee directs the Note Trustee will be deemed to be a sufficient giving of such notice.

      In addition to the above, notices to the Class A Note Holders shall be valid if published in a leading daily newspaper in the City of New York and in London. It is expected that publication will be made in the City of New York in The Wall Street Journal and in London in the Financial Times. Any such notice shall be deemed to have been given on the date of such publication or, if published more than once, on the date of the first such publication.

11.2  BOOK-ENTRY NOTES

      Unless and until the Class A Definitive Notes have been issued, whenever a notice or other communication to the Class A Note Holders is required under the Note Trust Deed or any other Transaction Document all such notices and communications must be given to The Depository Trust Company or its nominee and are not required to be given to the beneficial owners of the Class A Notes. Any such notice given to the Depository Trust Company or its nominee shall also be published in accordance with the requirements set forth in the last paragraph of CONDITION 11.1.

      "CLASS A DEFINITIVE NOTE" has the same meaning as in the Supplemental
      Deed.

11.3  CLASS A NOTE INFORMATION

      Any notice specifying a Payment Date, an Interest Rate in relation to the Class A Notes, an Interest Amount, a Class A Principal Amount (or the absence of a Class A Principal Amount), an Invested Amount, a Stated Amount or any other matter permitted to be given in accordance with this CONDITION 11.3, will be deemed to have been duly given if the information contained in the notice appears on the relevant page of the Reuters Screen or the Electronic information system made available to its subscribers by Bloomberg, L.P. or another similar electronic reporting service approved by the Note Trustee in writing and notified to Class A Note Holders pursuant to CONDITION 11.1 (the "RELEVANT SCREEN"). Any such notice will be deemed to have been given on the first date on which such information appeared on the Relevant Screen. If it is impossible or impracticable to give notice in accordance with this paragraph then notice of the matters referred to in this Condition will be given in accordance with CONDITION 11.1.

12    LIMITATION OF LIABILITY OF THE TRUSTEE

      (a) The Trustee enters into each Transaction Document, and issues the Class A Notes, only in its capacity as trustee of the Trust and in no other capacity. A liability arising under or in connection with the Class A Notes, a Transaction Document or the Trust is limited to and can be enforced against the Trustee only to the extent to which it can be satisfied out of the assets of the Trust out of which the Trustee is actually indemnified for the liability. This limitation of the Trustee's liability applies despite any other provision of any Transaction Document (other than paragraph (c) below) and extends to all liabilities and obligations of the Trustee in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to a Transaction Document, the Class A Notes or the Trust.

      (b) In relation to the Trust, no person (including, without limitation, any Unitholder or Secured Creditor) other than the Trustee may sue the Trustee in any capacity other than as trustee of the Trust including seeking the appointment of a receiver (except in relation to the assets of the Trust), or a liquidator, an administrator or any similar person to the Trustee or prove in any liquidation, administration or arrangements of or affecting the Trustee (except in relation to the assets of the Trust).

      (c) The provisions of this CONDITION 12 limiting the Trustee's liability will not apply to any obligation or liability of the Trustee to the extent that it is not satisfied because under any Transaction Document or by operation of law there is a reduction in the extent of the Trustee's indemnification out of the assets of the Trust as a result of the Trustee's fraud, gross negligence or willful default.

      (d) It is acknowledged that the Relevant Parties (as defined in the Definitions Schedule) are responsible under the Transaction Documents in relation to the Trust for performing a variety of obligations relating to the Trust. No act or omission of the Trustee (including any related failure to satisfy its obligations or breach of a representation or warranty under any Transaction Document or the Class A Notes) will be considered fraud, gross negligence or willful default of the Trustee for the purpose of paragraph (c) to the extent to which the act or omission was caused or contributed to by any failure by a Relevant Party or any other person appointed by the Trustee under any Transaction Document (other than a person whose acts or omissions the Trustee is liable for in accordance with any Transaction Document) to fulfil its obligations relating to the Trust or by any other act or omission of a Relevant Party or any other such person regardless of whether or not the act or omission is purported to be done on behalf of the Trustee.

      (e) No attorney, agent, receiver or receiver and manager appointed in accordance with any Transaction Document has authority to act on behalf of the Trustee in a way which exposes the Trustee to any personal liability, and no act or omission of any such person will be considered fraud, gross negligence or willful default of the Trustee for the purpose of paragraph (c).

      (f) The Trustee is not obliged to do anything or refrain from doing anything under or in connection with these Class A Note Conditions or any other Transaction Document (including incur a liability) unless the Trustee's liability is limited in the same manner as set out in this CONDITION 12.

13    GOVERNING LAW

      The Notes and the Transaction Documents (other than the Underwriting Agreement) are governed by, and will be construed in accordance with, the laws of New South Wales of the Commonwealth of Australia. Each of the Trustee and the Trust Manager has in the Note Trust Deed irrevocably agreed for the benefit of the Note Trustee and the Class A Note Holders that the courts of New South Wales are to have non-exclusive jurisdiction to settle any disputes which may arise out of or in connection with the Note Trust Deed and the Class A Notes.

                                                    AGENTS

     PRINCIPAL PAYING AGENT AND   The Bank of New York, New York Branch
     CALCULATION AGENT:           101 Barclay Street, 21W
                                  New York

                                  New York, 10286

     CLASS A NOTE REGISTRAR:      The Bank of New York, New York Branch
                                  101 Barclay Street, 21W
                                  New York
                                  New York  10286
                                       or

                                  c/o The Bank of New York, London Branch
                                  48th Floor
                                  One Canada Square
                                  London E14 5AL

     PAYING AGENT:                The Bank of New York, London Branch
                                  48th Floor
                                  One Canada Square
                                  London E14 5AL